As filed with the Securities and Exchange Commission on September 27, 2000
                                                      File No. 333-
===============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   Under
                         THE SECURITIES ACT OF 1933


                               PROLOGIS TRUST
           (Exact name of registrant as specified in its charter)

           MARYLAND                                     74-2604728
  (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)

       14100 East 35th Place                                80011
          Aurora, Colorado                                (Zip Code)
(Address of principal executive offices)

            Registrant's telephone number, including area code:
                               (303) 375-9292

                               PROLOGIS TRUST
                       1997 LONG-TERM INCENTIVE PLAN
                          (Full title of the plan)

                             Edward S. Nekritz
                               ProLogis Trust
                           14100 East 35th Place
                           Aurora, Colorado 80011
                               (303) 375-9292
                            (Agent for Service)

                               CALCULATION OF REGISTRATION FEE
========================================================================================================
                                                                         Proposed
                                                        Proposed         Maximum
Title of Securities                  Amount to be       Maximum          Aggregate        Amount of
to be Registered                      Registered        Offering Price   Offering         Registration
                                                        Per Share*       Price*           Fee
Common Shares of Beneficial
Interest, par value $0.01 per
share (including related
preferred share purchase rights)...5,000,000 Shares     $23.781          $118,905,000     $31,390.92
========================================================================================================

  * Estimated solely for the purpose of computing the registration fee on the basis of the average of the high and low prices for the Common Shares as reported on the New York Stock Exchange on September 25, 2000

        This Registration Statement is being filed to increase the number of shares available under the ProLogis Trust 1997 Long-Term Incentive Plan, as amended (the "Plan"). On May 18, 2000 the shareholders of ProLogis Trust, a Maryland real estate investment trust ("ProLogis"), following approval by ProLogis's Board of Trustees, approved an amendment to the Plan to increase by 5,000,000 the number of shares available for award thereunder. As a result, there are an aggregate of 14,600,000 common shares of beneficial interest (190,000 of which are allocated to the ProLogis Trust 401(k) Savings Plan and Trust) of ProLogis available for award under the Plan. The contents of the Registration Statement on Form S-8 (File No. 333-31421) relating to the Plan are incorporated herein by reference.

                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, ProLogis has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Aurora, State of Colorado, on September 26, 2000.

                                         ProLogis Trust


                                         By:    /s/ K. Dane Brooksher
                                            ---------------------------------
                                            K. Dane Brooksher
                                            Chairman, Chief Executive Officer


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                             POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of ProLogis Trust, a Maryland real estate investment trust, and the undersigned trustees and officers of ProLogis Trust, hereby constitutes and appoints K. Dane Brooksher, M. Gordon Keiser, Jr. and Edward S. Nekritz, its or his true and lawful attorneys-in-fact and agents, for it or him and in its or his name, place and stead, in any and all capacities, with full power to act alone, to sign a registration statement filed with the Securities and Exchange Commission pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and any and all amendments thereto, and to file each such registration statement or amendment, with all exhibits thereto, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done, as fully and to all intents and purposes as it or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

          SIGNATURE                           TITLE                                DATE

   /s/ K. Dane Brooksher                 Chairman, Chief Executive        September 26, 2000
-----------------------------------      Officer and Trustee
          K. Dane Brooksher


   /s/ Irving F. Lyons, III              President, Chief Investment      September 26, 2000
-----------------------------------      Officer and Trustee
          Irving F. Lyons III


   /s/ Walter C. Rakowich                Chief Financial Officer          September 26, 2000
-----------------------------------      and Managing Director
          Walter C. Rakowich


   /s/ Shari J. Jones                    Vice President                   September 26, 2000
-----------------------------------      (Principal Accounting Officer)
          Shari J. Jones


   /s/ Thomas G. Wattles                 Trustee                          September 26, 2000
-----------------------------------
          Thomas G. Wattles






   /s/ Stephen L. Feinberg                   Trustee                     September 26, 2000
------------------------------------
          Stephen L. Feinberg


   /s/ Donald P. Jacobs                      Trustee                     September 26, 2000
------------------------------------
          Donald P. Jacobs


   /s/ William G. Myers                      Trustee                     September 26, 2000
------------------------------------
          William G. Myers


   /s/ John E. Robson                        Trustee                     September 26, 2000
------------------------------------
          John E. Robson


   /s/ J. Andre Teixeira                     Trustee                     September 26, 2000
------------------------------------
          J. Andre Teixeira


   /s/ C. Ronald Blankenship                 Trustee                     September 26, 2000
------------------------------------
          C. Ronald Blankenship


   /s/ Kenneth N. Stensby                    Trustee                     September 26, 2000
------------------------------------
          Kenneth N. Stensby


                               EXHIBIT INDEX

EXHIBIT      DESCRIPTION

4.1       Articles of Amendment and Restatement of ProLogis Trust
          (Incorporated by reference to Exhibit 3.1 to ProLogis' Form 10-Q for the period ending June 30, 1999)

4.1 Amended and Restated Bylaws of ProLogis Trust (Incorporated by reference to Exhibit 3.2 to ProLogis' Form 10-Q for the period ending June 30, 1999)

4.3 Rights Agreement, dated as of December 31, 1993, between ProLogis and State Street Bank and Trust Company, as Rights Agent, including form of Rights Certificate (Incorporated by reference to exhibit 4.4 to ProLogis' registration statement No. 33-78080)

4.4 First Amendment to Rights Amendment, dated as of February 15, 1995, between ProLogis, State Street Bank and Trust Company and The First National Bank of Boston, as successor Rights Agent (Incorporated by reference to exhibit 3.1 to ProLogis' Form 10-Q for the quarter ended September 30, 1995)

4.5 Second Amendment to Rights Agreement, dated as of June 22, 1995, between ProLogis State Street Bank and Trust Company and The First National Bank of Boston (Incorporated by reference to
          Exhibit 3.1 to ProLogis' Form 10-Q for the quarter ended September 30, 1995)

4.6 Form of share certificate for Common Shares of Beneficial Interest of ProLogis (Incorporated by reference to exhibit 4.4 to ProLogis' registration statement No. 33-73382)

4.7 ProLogis Trust 1997 Long-Term Incentive Plan, as amended and restated effective as of May 18, 2000 (Incorporated by reference to exhibit 10.1 to ProLogis' Form 10-Q for the quarter ended June 30, 2000)

5.1 Opinion of Mayer, Brown & Platt as to the validity of the shares being offered

15.1 Letter from Arthur Andersen LLP re unaudited interim financial statements

23.1      Consent of Arthur Andersen LLP, Chicago, Illinois

23.2      Consent of KPMG LLP, Stockholm, Sweden

23.3      Consent of KPMG LLP, New York, New York

23.4      Consent of Mayer, Brown & Platt (included in Exhibit 5.1)

24.1 Power of Attorney (included on signature to this registration statement)